Exhibit (h-2)

AMENDMENT NO. 1

TO

SHAREHOLDER ADMINISTRATIVE SERVICES AGREEMENT

Each of the investment companies listed in Schedule A hereto (each, a “Fund” and collectively, the “Funds”) and Alger Shareholder Services, Inc. (“Alger Services”) entered into a Shareholder Administrative Services Agreement (the “Agreement”) dated February 28, 2005, and wish to amend the Agreement as follows:

WHEREAS, Fred Alger Management, Inc. (“Alger Management”) proposed to the Boards of Directors/Trustees of the Funds that it replace Alger Services as the service provider under the Agreement, and

WHEREAS, the Board of Directors/Trustees approved such substitution at a Board Meeting on March 21, 2007;

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth below, the parties agree as follows:

1.

Each Fund hereby appoints Alger Management to provide the shareholder administrative services to the Fund as described in paragraph 2. Alger Management accepts such appointment and agrees to furnish the services in return for the compensation described in paragraph 3.

2.	Alger Management hereby undertakes to provide the following shareholder administrative services for the Funds:

(a)	Monitor service level standards and participate in continuous improvement sessions;

(b)	Provide on-going information and training to State Street Bank and Trust Company (“State Street”) regarding Alger Management’s new products, modifications, and initiatives as they relate to the Funds;

(c)	Periodically monitor State Street’s phone representatives to ensure high quality service standards and product knowledge;

(d)	Review and implement jointly with State Street new system functionality;

(e)	Recommend, review and approve any procedural changes necessary to meet regulatory changes, to improve shareholder servicing, or to maintain competitive edge within the shareholder servicing industry;

(f)	Facilitate responses to information requests from regulatory bodies, trustees, or other internal departments;

(g)	Provide problem resolution and approval for exception processing;

(h)

Coordinate delivery of trade confirmations, statements, prospectuses, annual/semi-annual reports and similar documents with Boston Financial Data Services, Inc. (“BFDS”), PFPC, ADP, and Alger Management’s marketing department;

(i)

Confirm transfer agent regulatory compliance, including compliance with the USA Patriot Act of 2001, per oversight of State Street’s performance under the Transfer Agency and Service Agreement between State Street and each Fund dated November 22, 2004 (the “Transfer Agency and Service Agreement”);

(j)	Review and approve payment of transfer agency invoices; and

(k)	Ensure all reporting requirements are met under the Transfer Agency and Service Agreement, including standard reports and ad-hoc report requests.

3.

For the services provided by Alger Management under this Amendment, effective June 30, 2007, each Fund will pay Alger Management the following fee per account, plus out-of-pocket expenses incurred by Alger Management in performing its responsibilities under this Amendment, within 10 days of the first day of each month:

$3.75 per account

ALGER SHAREHOLDER SERVICES, INC.	FRED ALGER MANAGEMENT, INC.

By:	/s/ Hal Liebes	By:	/s/ Hal Liebes

Name:	Hal Liebes	Name:	Hal Liebes

Title:	Secretary	Title:	Secretary

Attest:	/s/ Sharon Akselrod	Attest:	/s/ Sharon Akselrod

Name:	Sharon Akselrod	Name:	Sharon Akselrod

THE ALGER AMERICAN FUND

By:	/s/ Hal Liebes

Name:	Hal Liebes

Title:	Secretary

Attest:	/s/ Sharon Akselrod

Name:	Sharon Akselrod

THE ALGER INSTITUTIONAL FUNDS

By:	/s/ Hal Liebes

Name:	Hal Liebes

Title:	Secretary

Attest:	/s/ Sharon Akselrod

Name:	Sharon Akselrod

THE SPECTRA FUNDS

By:	/s/ Hal Liebes

Name:	Hal Liebes

Title:	Secretary

Attest:	/s/ Sharon Akselrod

Name:	Sharon Akselrod

THE CHINA-U.S. GROWTH FUND

By:	/s/ Hal Liebes

Name:	Hal Liebes

Title:	Secretary

Attest:	/s/ Sharon Akselrod

Name:	Sharon Akselrod

CASTLE CONVERTIBLE FUND, INC.

By:	/s/ Hal Liebes

Name:	Hal Liebes

Title:	Secretary

Attest:	/s/ Sharon Akselrod

Name:	Sharon Akselrod

THE ALGER FUNDS

By:	/s/ Hal Liebes

Name:	Hal Liebes

Title:	Secretary

Attest:	/s/ Sharon Akselrod

Name:	Sharon Akselrod

EXHIBIT A

Castle Convertible Fund, Inc.

The Spectra Funds

The Alger American Fund

The Alger Funds

The Alger Institutional Funds

The China-U.S. Growth Fund

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